UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 30, 2016

Alpine 4 Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4742 N. 24th Street Suite 300
Phoenix, AZ
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

855-777-0077 ext 801
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.
Item 8.01	Other Information.

Execution of Securities Purchase Agreement; Acquisition of Horizon Well Testing

On November 30, 2016, Alpine 4 Technologies Ltd., a Delaware corporation (the "Company"), announced that it had entered into a Securities Purchase Agreement (the "SPA") with Horizon Well Testing, L.L.C., an Oklahoma limited liability company ("Horizon") and Alan Martin, the sole owner of Horizon (the "Seller").  Pursuant to the SPA, the Company acquired 100% of the outstanding membership interests in Horizon (the "Transaction").

The purchase price consisted of three components, the Cash Consideration, the Securities Consideration, and the Convertible Note Consideration, as follows:

-	The Cash Consideration paid was $2,900,000, which was paid to Seller at closing.

-
The Convertible Note Consideration consisted of a secured convertible promissory note (the "Note") in the aggregate principal amount of $1,500,000, described more fully below, secured pursuant to a Guarantee, Mortgage and Security Agreement (the "Security Agreement") described more fully below.

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The Securities Consideration consisted of two components, shares of the Company's Class A common stock (the "Common Shares") and a warrant to purchase an additional 75,000 shares of Class A common stock (the "Warrant").

The Note and Security Agreement

The terms of the Note include the following:

-	Term – 18 months from the date of the Note;

-	Interest rate of five percent (5%);

-	No monthly payments and all unpaid principal and interest is due on the maturity date;

-	Convertible at any time into shares of the Company's Class A common stock at a conversion price of $8.50 per share; and

-	Company can prepay in full or in part without any penalty or premium.

The Company's obligations under the Note are secured pursuant to the Security Agreement, the terms of which include the following:

-	The Collateral means all assets of Horizon, including (but not limited to) all of Horizon's real property, all equipment, all inventory, and all accounts and contract rights;

-	The Company (Alpine 4) guaranteed to Seller the due and punctual payment when doe of all of the Company's obligations under the Note;

-	The Company granted to the Seller a security interest in the collateral as defined in the Security Agreement; and

-	The Company granted and mortgaged to the Seller, with the power of sale, certain property described in the Security Agreement.

Warrant

The terms of the Warrant include the following:

-	Warrant to purchase up to 75,000 shares of the Company's Class A common stock at an exercise price of $4.25 per share;

-	Term of three years from the date of the Warrant; and

-	Exercisable at any time prior to the expiration date.

Master Services Commission Agreement

In connection with the SPA, the Company and Horizon also entered into a Master Services Commission Agreement (the "MSC Agreement"), pursuant to which the Company agreed to permit Horizon Pipeline, LLC, another entity owned and operated by the Seller, to continue to work with certain of Horizon's clients and business partners with which Horizon has Master Services Agreements.  Under the MSC Agreement, Horizon Pipeline has the right to continue to work with various petroleum industry participants for a period of 18 months from the date of the closing of the Transaction. In exchange of access to the industry participants under the Horizon Master Services Agreements, Horizon Pipeline agreed to pay to Horizon a commission of three percent (3%) of the gross revenues received by Horizon Pipeline resulting from access to Horizon's Master Services Agreements. The parties to the MSC Agreement agreed that all revenues earned by Horizon Pipeline would be paid to Horizon Pipeline, and that Horizon would not be required to recognize any revenues to Horizon for services provided by Horizon Pipeline.

Consulting Services Agreement

Finally, in connection with the SPA, and as consideration for the Company to enter into the SPA, Horizon and the Seller entered into a Consulting Services Agreement (the "Consulting Agreement"), pursuant to which the Seller agreed for a period of 90 days following the closing of the Transaction to provide strategic management services to Horizon, meet with Horizon's new management, and provide his knowledge in customer relations, trade and service implementation, and other business disciplines.  The term of the Consulting Agreement may be extended for an additional 30 days by paying the Seller an additional $10,000.  Additionally, Horizon agreed to reimburse the Seller for his expenses incurred by the Seller in connection with providing the services under the Consulting Agreement.

The foregoing summary of the terms and conditions of the SPA, the Note, the Security Agreement, the Warrant, the MSC Agreement, and the Consulting Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of each of the documents, which are attached as exhibits hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Securities Purchase Agreement

99.2	Secured Promissory Note

99.3	Security Agreement

99.4	Warrant

99.5	Master Services Commission Agreement

99.6	Consulting Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: December 6, 2016